UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 29, 2006
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)

(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2006, Lennar Corporation (the “Company”) initiated a commercial paper program (the “Program”) under which the Company may, from time-to-time, issue short-term unsecured notes in an aggregate amount not to exceed $2.0 billion. The Company anticipates that this program will allow it to obtain more favorable short-term borrowing rates than it would obtain otherwise.

In connection with the Program, the Company entered into a Master Issuing and Paying Agency Agreement with JPMorgan Chase Bank, N.A. A copy of this agreement is filed as an exhibit to this Current Report on Form 8-K. The Program is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(3) of such act. Issuances under the Program will be guaranteed by all of the Company's wholly-owned subsidiaries that are also guarantors of its credit facility. JPMorgan Chase Bank, N.A. is the administrative agent for the credit facility. From time-to-time, the paying agent or its affiliates may provide investment banking services to the Company or may act as a lender or member of a syndicate of lenders to the Company.

 Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document
10.1	Master Issuing and Paying Agency Agreement, dated March 29, 2006, between Lennar Corporation and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNAR CORPORATION

Date: April 4, 2006	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Master Issuing and Paying Agency Agreement, dated March 29, 2006, between Lennar Corporation and JPMorgan Chase Bank, N.A.